UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2018

Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-09235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)
601 East Beardsley Avenue, Elkhart, Indiana	46514-3305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2018, the Board of Directors (the “Board”) of Thor Industries, Inc. (the “Company”) appointed Amelia Huntington as a director of the Company and as a member of the Audit and Compensation and Development Committees. Ms. Huntington, who recently served as President of Philips Lighting Americas, will hold office until the 2018 annual meeting of shareholders and until her successor is elected and qualified.

Ms. Huntington will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Preliminary Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2018. This compensation generally consists of an annual cash retainer of $170,000, payable quarterly, reimbursement of relevant expenses and an annual award of restricted stock units, which vest on the first anniversary of the date of grant. The Company expects to enter into an indemnification agreement with Ms. Huntington in substantially the same form as the form of indemnification agreement for executive officers and directors previously filed with the SEC.

The Company is unaware of any arrangements or understandings between Ms. Huntington and any other person pursuant to which she was selected as a director of the Company and she has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Ms. Huntington is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Description

	99.1	Press release, dated October 12, 2018, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: October 12, 2018	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary